Exhibit 10.80

Third Amendment to the Nortel Networks

U.S. Deferred Compensation Plan

WHEREAS, Nortel Networks Limited (the “Company”) sponsors the Nortel Networks U.S. Deferred Compensation Plan (the “Plan”) and has reserved the right in Section 9.3. of the Plan to amend the Plan at any time in its sole discretion; and

WHEREAS, the Company has delegated to the Compensation and Human Resources Committee (the “CHRC”) of the Board of Directors of the Company the right to approve amendments to the Plan at any time in its sole discretion; and

WHEREAS, the CHRC desires to amend the provisions of the Plan concerning participation in the Plan for the 2009 Plan Year; and

NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of January 1, 2009:

Section 2.3 of the Plan is hereby amended in its entirety to read as follows:

“2.3 Cessation of Participation. Active participation in the Plan shall end when a Participant’s employment with all Employers that have adopted the Plan terminates for any reason or when the Board or the Committee determines, in its sole discretion, to remove such Participant from active participation in the Plan. No contributions to the Plan shall be made with respect to Salary, Bonuses or Commissions paid after either such termination or removal date.

Notwithstanding any other provision of the Plan, (i) no new Salary, Bonus, and/or Commission Deferral elections shall be permitted from April 1, 2004 to December 31, 2004, with respect to the 2004 Plan Year; (ii) no Salary, Bonus, and/or Commission Deferrals shall be permitted during and for the 2005 Plan Year, except with respect to Bonuses paid during 2005 for which the Participant elected a deferral prior to December 31, 2004; and (iii) no Salary, Bonus, and/or Commission Deferrals shall be permitted during and for the 2009 Plan Year.”

IN WITNESS WHEREOF, this Amendment is hereby executed pursuant to the resolutions of the Compensation and Human Resources Committee of the Boards of Directors of Nortel Networks Corporation and Nortel Networks Limited dated December 23, 2008 as of the 23rd day of December, 2008, to be effective as of January 1, 2009, except as otherwise indicated herein.

NORTEL NETWORKS LIMITED

BY:	/s/ Gordon A. Davies
NAME:	Gordon A. Davies
TITLE:	Chief Legal Officer and Corporate Secretary

BY:	/s/ Tracy S.J. Connelly McGilley
NAME:	Tracy S.J. Connelly McGilley
TITLE:	Assistant Secretary